UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTOR

On April 21, 2016, our Board of Directors approved, by means of a written consent in lieu of special meeting, an action to increase the size of the Board of Directors from three directors to four directors and elected Bradford B. Briner as a director to fill the vacancy created by the increase to the size of the Board of Directors.

Mr. Briner joined Willett Advisors in 2012 and is the Director of the Real Assets Investments Group.  Willett is the investment management arm of the Bloomberg Family and for the Bloomberg Philanthropies.   Previously, Mr. Briner was the Managing Director of Private Investments for Morgan Creek Capital, a $10 billion fund of funds that he co-founded in 2004.  Mr. Briner graduated from the University of North Carolina at Chapel Hill as a Morehead Scholar with a degree in economics with distinction.  Mr. Briner also received an MBA with distinction from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 BOSTON OMAHA CORPORATION
                                                                 (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive officer
Date: April 25, 2016